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                                                                     Exhibit 5.1


GTECH Holdings Corporation
55 Technology Way
West Greenwich, Rhode Island 02817

     Re:  GTECH Holdings Corporation 4.750% Senior Notes due 2010

Ladies and Gentlemen:

     We have acted as special counsel to GTECH Holdings Corporation, a Delaware corporation (the "Company") and to certain domestic subsidiaries of the Company listed on Schedule A hereto (the "Guarantors") in connection with a Registration Statement on Form S-4 to be filed by the Company and the Guarantors on or about the date hereof (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, (the "Act") the offering of up to $250,000,000 in aggregate principal amount of 4.750% Senior Notes due 2010 (the "Exchange Notes") guaranteed by the Guarantors (the "Exchange Guarantees", and together with the Exchange Notes, the "Securities") in exchange for up to $250,000,000 in aggregate principal amount of the Company's outstanding 4.750% Senior Notes due 2010 (the "Outstanding Notes") guaranteed by the Guarantors (the "Outstanding Guarantees"). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with rendering this opinion, we have examined the following documents and records:

     (1) The Certificate of Incorporation of each of the Company and the Guarantors, as amended to date;

     (2) The By-Laws of each of the Company and the Guarantors, as amended to date;

     (3) An executed copy of the Indenture dated as of October 15, 2003, among the Company, the Guarantors and The Bank of New York, as Trustee, relating to the issuance of the Outstanding Notes and the Exchange Notes and the respective guarantees thereof (the "Indenture"), including the form of Securities to be issued pursuant thereto;

     (4)  An executed copy of the Registration Statement; and

     (5) All corporate minutes and proceedings of the Company and each of the Guarantors relating to the issuance of the Securities being registered under the Registration Statement.

     We have also made such inquiries and examined, among other things, such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Securities. In our examination, we have assumed the genuineness of all

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signatures, the legal capacity of all natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations.

     The opinions hereinafter expressed are qualified to the extent that (i) the enforceability of any right or remedy may be subject to or affected by any bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, whether the issue of enforceability is considered in a proceeding in equity or at law; (ii) the remedy of injunctive relief, specific performance and any other equitable remedies may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion; and (iii) the enforceability of any right or remedy may be subject to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or in law) and to the discretion of the court before which proceedings thereof may be brought.

     We are qualified to practice law in the States of New York and Rhode Island and do not purport to express any opinion herein concerning any law other than the laws of the States of New York and Rhode Island, the General Corporation Law of the State of Delaware and the federal law of the United States.

     Based upon the foregoing, and subject to the qualifications, limitations, assumptions and exceptions set forth herein, it is our opinion that:

     1. The Exchange Notes have been duly authorized by the Company and the Exchange Guarantees have been duly authorized by each of the Guarantors.

     2. Following the effectiveness of the Registration Statement and receipt by the Company of the Outstanding Notes with the Outstanding Guarantees thereon in exchange for the Exchange Notes with the Exchange Guarantee thereon as described in the Registration Statement, and assuming the due execution, authentication, issuance and delivery of the Exchange Notes and the Exchange Guarantees as provided in the Indenture, the Exchange Notes will constitute valid and binding obligations of the Company, and the Exchange Guarantees will constitute valid and binding obligations of the respective Guarantors.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,


                                        /s/ Edwards & Angell, LLP


                                        December 10, 2003

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                                   Schedule A
                          List of Subsidiary Guarantors

GTECH Corporation, a Delaware corporation

GTECH Rhode Island Corporation, a Rhode Island corporation

GTECH Latin America Corporation, a Delaware corporation

Interlott Technologies, Inc., a Delaware corporation